UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  June 11, 2020

CECO Environmental Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

14651 North Dallas Parkway Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code): (214) 357-6181
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the stockholders of CECO Environmental Corp. (the “Company”) approved the CECO Environmental Corp. 2020 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides employees of the Company and its subsidiaries with an opportunity to purchase shares of common stock, par value $0.01 per share (“common stock”), of the Company through accumulated payroll deductions. All employees of the Company and subsidiaries or controlled entities (including executive officers) are eligible to participate in the ESPP, except for employees who have been employed less than six months or employees whose customary employment is twenty hours or less per week. Eligible employees may elect to participate in the ESPP by contributing a percentage of their after-tax compensation through payroll deductions. At the end of each offering period under the ESPP, the balance of a participant’s account will be used to purchase shares of common stock at a purchase price of 85% of the lower of the fair market value of the common stock on the Offering Date (as defined in the ESPP) and the Purchase Date (as defined in the ESPP). The aggregate maximum number of shares of the Company’s common stock that may be purchased under the ESPP is 1,300,000 shares over the 10 year term of the ESPP, subject in general to adjustment in the event there is a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, or similar transaction with respect to the common stock. The Board of Directors of the Company (the “Board”) may at any time and for any reason alter, amend, suspend or terminate the ESPP. The ESPP also qualifies certain common stock issued under the ESPP for special tax treatment under Section 423 of the U.S. Internal Revenue Code of 1986, as amended. The description of the ESPP set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the ESPP, a copy of which is filed herewith as Exhibit 10.1, and the terms of which are incorporated by reference herein.

5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders of the Company considered:  1) the election of the eight director nominees named in the proxy statement; 2) an advisory vote to approve the Company’s named executive officer compensation; 3) approval of the ESPP; and 4) the ratification of the Company’s independent registered public accounting firm for fiscal 2020. The voting results at the Annual Meeting with respect to each of the matters described above were as follows:

1.	The eight director nominees named in the proxy statement and standing for election were elected based upon the following votes:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Jason DeZwirek	24,596,094	3,362,832	3,042,183
Dennis Sadlowski	26,636,060	1,322,866	3,042,183
Eric M. Goldberg	27,596,178	362,748	3,042,183
David B. Liner	26,617,779	1,341,147	3,042,183
Claudio A. Mannarino	27,269,773	689,153	3,042,183
Munish Nanda	27,599,001	359,925	3,042,183
Jonathan Pollack	24,739,888	3,219,038	3,042,183
Valerie Gentile Sachs	27,404,170	554,756	3,042,183

2.	The Company’s named executive officer compensation was approved on an advisory basis as follows:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,619,937	223,410	115,579	3,042,183

3.	The CECO Environmental Corp. 2020 Employee Stock Purchase Plan was approved as follows:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,801,397	78,001	79,528	3,042,183

4.	The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2020 was ratified as follows:
FOR	AGAINST	ABSTAIN
30,520,283	398,258	82,568

9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	CECO Environmental Corp. 2020 Employee Stock Purchase Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2020	CECO Environmental Corp.

By:/s/ Matthew Eckl Matthew Eckl Chief Financial Officer